EXHIBIT 99.1

1606 Corp. Advances Project as MDM and Company Pursues Data Center End Users,

Plant Recommissioning and Strategic Sale Opportunities

MDM Group and 1606 Corp is actively marketing Lufkin powered site as 1606 advances plant operations, end-user outreach and acquisition strategy

PHOENIX, AZ — August 25, 2026 — 1606 Corp. (OTC: CBDW) (“1606” or the “Company”), an emerging infrastructure company focused on powered land, data centers and AI-related energy opportunities, today provided an update on several initiatives underway surrounding its planned acquisition and redevelopment of the approximately 132-acre Texas biomass power facility and data center. The Company also recently filed its latest quarterly report with the SEC, maintaining its reporting obligations as it continues to advance the Lufkin project and its broader corporate strategy.

The Company continues to advance multiple workstreams in parallel as it works toward completing the acquisition and positioning the Lufkin site for AI, high-performance computing (“HPC”) and other large-load data center power users.

MDM Group Commercialization Efforts Underway

As previously announced, 1606 engaged MDM Group LLC to identify, qualify and introduce prospective long-term capacity off-takers, AI and HPC operators, strategic partners and potential purchasers for the Lufkin project.

MDM has begun presenting the opportunity to its network of hyperscale operators, AI compute companies, infrastructure investors and other prospective counterparties. The process is intended to identify potential end users for the site’s existing power infrastructure while also evaluating strategic alternatives that could include an off-take arrangement, joint venture, or potential sale or assignment of 1606’s contractual interest in the project. There can be no assurance that these efforts will result in any transaction.

The Company believes securing a credible end user or strategic partner represents an important component of the long-term development strategy for Lufkin.

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Plant Operations and Recommissioning Workstream

1606 has also advanced the operational side of the project by engaging an experienced power-generation services company to support the planned operation and recommissioning of the approximately 55 MW biomass facility. The Company expects to provide additional details regarding the engagement and formally identify the power-generation services provider as the project advances and appropriate disclosure milestones are reached.

The group has provided 1606 with a detailed operations and maintenance plan covering key areas including staffing, mobilization, plant operations, maintenance and the transition toward full operational responsibility following completion of the acquisition.

This workstream is being advanced alongside the Company's plans to utilize the facility's generation capabilities to support behind-the-meter power for data center, AI and other high-performance computing infrastructure.

Corporate Reporting and Acquisition Progress

1606 also recently completed its latest quarterly SEC reporting requirements, providing investors with updated disclosure regarding the Company's operations, financial position and ongoing development activities.

The Company continues working toward completion of the Lufkin acquisition under its existing purchase agreement, which currently provides for a closing on or before October 31, 2026. The scheduled closing date has been extended on multiple occasions, and completion of the acquisition remains subject to the Company obtaining financing, which has not yet been secured. The Company has paid substantial non-refundable amounts under the purchase agreement that are not credited to the purchase price and that will be forfeited if the acquisition is not completed.

Management is simultaneously pursuing financing, plant recommissioning planning, end-user and off-taker discussions, and strategic alternatives for the project.

“We are now moving several important pieces of the strategy forward at the same time,” said Austen Lambrecht, CEO of 1606 Corp. “MDM is actively taking the site into the market and working to identify end users and strategic counterparties, while we have also established a path toward professional operation and recommissioning of the power plant through our work with an experienced power-generation services provider. These are important steps as we continue working toward the acquisition and the broader goal of positioning Lufkin as a significant powered infrastructure asset.”

Lambrecht continued, “The combination of existing generation infrastructure, behind-the-meter power potential, substantial acreage and an existing industrial facility gives us several potential paths to create value. Our focus now is execution — completing the acquisition, advancing the operating plan and converting the commercial interest in the data center site into actionable partnerships and transactions.”

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About the Lufkin Project

The Lufkin project consists of an approximately 132-acre industrial campus in East Texas centered around an approximately 55 MW biomass generation facility and existing industrial infrastructure. 1606's strategy is to evaluate the site's existing generation and electrical infrastructure for the development of behind-the-meter power solutions supporting AI, HPC, data center and other power-intensive applications.

The Company is evaluating multiple commercialization structures, including direct development, long-term capacity off-take arrangements, strategic joint ventures and a potential sale of the project.

About 1606 Corp.

1606 Corp. (OTC: CBDW) is focused on identifying and developing infrastructure opportunities at the intersection of power generation, powered real estate and artificial intelligence. The Company's strategy includes acquiring and repositioning energy and industrial assets capable of supporting the rapidly growing power requirements of AI data centers and high-performance computing infrastructure.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable securities laws, including statements regarding the proposed acquisition of the Lufkin facility, financing, recommissioning, future power generation, potential data center development, prospective off-takers, strategic partnerships and other potential transactions. Because the Company’s common stock is considered a “penny stock,” the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995 is not available to the Company, and the Company does not rely on it. These statements are based on current expectations and assumptions and involve significant risks and uncertainties that could cause actual results to differ materially. In particular, completion of the Lufkin acquisition remains subject to the Company obtaining financing, which has not been secured; the scheduled closing date has been extended on multiple occasions; and the Company has paid substantial non-refundable amounts under the purchase agreement that are not credited to the purchase price and that will be forfeited if the acquisition is not completed. There can be no assurance that the acquisition will be completed, that financing will be obtained, that the facility will be recommissioned, or that any prospective off-take, joint venture, sale or other transaction will be completed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. 1606 Corp. undertakes no obligation to update forward-looking statements except as required by applicable law.

No Offer or Solicitation

This press release is for informational purposes only and does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer of securities will be made only by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an applicable exemption therefrom.

Investor Relations

1606 Corp.

www.cbdw.ai

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